Exhibit 99.1
Unigene Enters Agreement to Eliminate 1/3 of its Outstanding $67MM Debt

-Management makes significant progress towards addressing debt and restructuring balance sheet-
- $22.4MM of Founders’ debt expected to be settled for $8MM plus equity-
-Victory Park Capital provides temporary relief from default provisions to facilitate debt restructuring-
-Company to host conference call to provide corporate update on Tuesday, June 5, 2012 at 4 p.m. Eastern Time-
____

JUNE 4, 2012 – BOONTON, N.J. -- Unigene Laboratories, Inc. (OTCBB: UGNE), today announced the Company entered into a settlement and release agreement with the founding Levy family (the “Founders”) that allows the Company to eliminate, on or before September 30, 2012, its entire outstanding indebtedness to the Founders ($22.4 million as of March 31, 2012) upon paying $8 million in cash and issuing 5,000,000 shares of Unigene’s common stock.  The 5,000,000 shares of common stock will be subject to a lock-up period through December 31, 2013.  The Company will make two interim payments of $150,000 each to the Founders.  The first of which was paid on May 30, 2012, and the second of which is due on June 29, 2012.  Both interim payments will be applied against the $8 million cash payment.  The remaining $7.7 million cash payment and the issuance of 5,000,000 shares of Unigene’s common stock to the Founders must occur by September 30, 2012 to avoid termination of the settlement and release agreement.

Under its current terms, the Founder’s debt earns interest at a fixed rate of 12% per annum, and is scheduled to mature on June 18, 2013. In the absence of the settlement and release agreement, at June 18, 2013, the total amount of the Founders debt outstanding, including interest, would be $23.7 million. This amount excludes five monthly payments totaling $750,000 that were scheduled to be made from May through September 2012, in accordance with a March 10, 2011 settlement agreement.

The Company also announced today that Victory Park Capital has agreed to temporarily waive certain cash, cashflow and revenue triggered default covenants under its senior secured convertible note.  In addition, on May 29, 2012, the Company and Victory Park Management, LLC agreed that if on or before September 21, 2012 the Company has not secured sufficient funds to pay the remaining balance of $7.7 million to the Founders, then Victory Park shall have the right, but not the obligation, to finance the remaining $7.7 million payment to the Founders.  If Victory Park exercises such right, the resulting loan to the Company shall be deemed an obligation under its existing financing agreement with Victory Park, provided that the additional notes covering the $7.7 million payment shall be immediately convertible at a price equal to the average closing price of Company's common stock (on the OTCBB) during the sixty trading days prior to May 29, 2012.

Ashleigh Palmer, Unigene’s President and CEO, stated, “I would like to thank the Levy family for their respectful negotiations throughout recent weeks and their willingness to help Unigene address its debt burden, culminating in a mutually acceptable outcome for both parties.”  Palmer continued, “Unigene’s number one challenge remains addressing our debt and restructuring our balance sheet.  I believe that today’s announcement represents tremendous progress towards achieving this priority commitment to our shareholders.  We are now prepared to enter the next phase of our critical mission and begin working with Victory Park Capital in earnest to restructure the remaining convertible note.”  Palmer concluded, “We are immensely grateful to Richard Levy and Victory Park Capital for their tremendous support to date for Unigene and its turnaround management team and focused growth strategy and, in particular, for temporarily waiving relevant default provisions to facilitate the Company’s debt restructuring efforts.”

Unigene’s senior management will host a conference call on Tuesday, June 5, 2012 at 4 p.m. ET to provide the investment community with a corporate update followed by a question and answer session.

Conference Call and Webcast
Interested participants and investors may access the conference call on June 5, 2012  at 4 p.m. ET by dialing 800-706-7745 (U.S./Canada) or 617-614-3472 (international); participant code 86147989.  An audio webcast can be accessed by logging on to the Investors and Media section under the Events tab of the Unigene web site, http://www.unigene.com.

A telephonic replay of the call will be available for two weeks beginning at 6 p.m. ET on June 5, 2012.  Access numbers for this replay are 888-286-8010 (U.S./Canada) and 617-801-6888 (international); participant code
52449997. The webcast replay will remain available in the Investors section of the Unigene Laboratories web site for 30 days.

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence™ encompasses extensive intellectual property covering peptide drug delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence™ assets include proprietary oral and nasal peptide drug delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to whether the Company will continue as a going concern based on its current financial resources; default on the note for its primary debt, including the related covenants; cash flow will be sufficient to fund operations through the end of 2012; the Company will continue to build a portfolio of feasibility programs with various pharmaceutical companies evaluating Unigene’s Peptelligence™ platform. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies, our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements,  the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Business Administration
973-265-1107
jthomas@unigene.com

Media Contact:
Tiberend Strategic Advisors, Inc.
Jason Rando / Andrew Mielach
212-827-0020
jrando@tiberend.com  / amielach@tiberend.com

SOURCE:  Unigene Laboratories, Inc.